UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2006
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31613	33-0727173
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 546-0040
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On November 6, 2006, WebSideStory, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Original Form 8-K”), under Items 2.02 and 9.01, to furnish a copy of its earnings press release for the quarter ended September 30, 2006. Subsequent to the furnishing of the Original Form 8-K, the Company issued a corrected version of the press release to correct a $154,000 error in the amounts recorded for deferred tax assets and benefit from income taxes, which changed basic and diluted GAAP net loss per share from $0.09 to $0.10, for the quarter ended September 30, 2006. Non-GAAP net income and non-GAAP earnings per share for the quarter ended September 30, 2006 did not change as a result of this correction. Accordingly, the Company is furnishing this Amendment No. 1 on Form 8-K/A to furnish a copy of the corrected version of the press release, which was also issued on November 6, 2006. The Exhibit 99.1 to this Amendment No. 1 on Form 8-K/A reflects the correction of this error and amends and supersedes Exhibit 99.1 to the Original Form 8-K.
Item 2.02. Results of Operations and Financial Condition.
     On November 6, 2006, the Company issued a corrected version of a press release announcing its financial results for the quarter ended September 30, 2006. A copy of the corrected press release is attached hereto as Exhibit 99.1.
     In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K/A, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Corrected Version — Press Release issued by WebSideStory, Inc. on November 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.

Date: November 8, 2006	By:	/s/ CLAIRE LONG

Claire Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Corrected Version — Press Release issued by WebSideStory, Inc. on November 6, 2006

4